UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2026
Pentair plc
(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom
         (Address of principal executive offices)        (Zip Code)
Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). ☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02    Results of Operations and Financial Condition
On July 14, 2026, Pentair plc (the “Company”) issued a press release announcing its preliminary earnings for the second quarter of 2026. A copy of the release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This press release refers to certain non-generally accepted accounting principles (“GAAP”) financial measures (adjusted operating income, adjusted return on sales, adjusted net income from continuing operations, adjusted diluted earnings per share from continuing operations and EBITDA) and a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in the Company’s financial statements prepared in accordance with GAAP.
The 2026 adjusted operating income, adjusted return on sales, adjusted net income from continuing operations and adjusted diluted earnings per share from continuing operations (“EPS”) include equity income of unconsolidated subsidiaries and eliminate intangible amortization, costs of certain restructuring, transformation and other activities and certain tax items. The 2025 adjusted operating income, adjusted return on sales, adjusted net income from continuing operations and adjusted diluted EPS include equity income of unconsolidated subsidiaries and eliminate intangible amortization, costs of certain restructuring, transformation and other activities, certain legal accrual adjustments and settlements, asset impairment and write-offs, loss on sale of business, deal-related costs and expenses, pension and other post-retirement mark-to-market loss and certain tax items.
Our definition of earnings before interest, taxes, depreciation and amortization (“EBITDA”) represents adjusted operating income plus depreciation. This measure is not a measurement of our financial performance or liquidity under GAAP and should not be considered as an alternative to net income, operating income from continuing operations or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as measures of our liquidity.

Management utilizes these adjusted financial measures to assess the run-rate of its continuing operations against those of prior periods without the distortion of these factors. The Company believes that these non-GAAP financial measures will be useful to investors as well to assess the continuing strength of the Company’s underlying operations. In addition, adjusted EPS is used as a criterion to measure and pay long-term incentive compensation and adjusted operating income is used as a criterion to measure and pay annual incentive compensation. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On July 10, 2026, Nicholas J. Brazis, the Executive Vice President and Chief Financial Officer of the Company, elected to resign from Pentair effective as of such date to pursue another opportunity at a private company.

On July 14, 2026, the Board of Directors of the Company appointed Robert P. Fishman as the Company’s Interim Executive Vice President and Chief Financial Officer effective as of such date. Mr. Fishman, 63, served as the Company's Executive Vice President and Chief Financial Officer from 2020 until March 1, 2026 and also as Chief Accounting Officer from 2020 to 2025. He previously served as NCR Corporation’s Executive Vice President and Chief Financial Officer from 2016 to 2018, Senior Vice President and Chief Financial Officer from 2010 to 2016 and Vice President and Corporate Controller from 2007 to 2009. The Compensation Committee of the Board of Directors of the Company approved the compensation for Mr. Fishman as the Company’s Interim Executive Vice President and Chief Financial Officer. Mr. Fishman will receive a monthly base salary of $125,000 and a restricted stock unit grant in the amount of $1,000,000 that will vest one year after the grant date regardless of whether Mr. Fishman is employed by the Company. The severance payments that Mr. Fishman was entitled to receive under the terms of the Pentair plc Executive Officer Severance Plan in connection with his prior resignation from the Company will be suspended while Mr. Fishman is the Company’s Interim Executive Vice President and Chief Financial Officer and will resume when he is no longer the Company’s Interim Executive Vice President and Chief Financial Officer.

ITEM 9.01    Financial Statements and Exhibits
(a)Financial Statements of Businesses Acquired
Not applicable.
(b)Pro Forma Financial Information
Not applicable.
(c)Shell Company Transactions
Not applicable.
(d)Exhibits
EXHIBIT INDEX

Exhibit	Description
99.1	Pentair plc press release dated July 14, 2026 announcing preliminary earnings for the second quarter of 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on July 14, 2026.

PENTAIR PLC
Registrant

By	/s/ Lance T Bonner
Lance T Bonner
Executive Vice President, General Counsel and Secretary

By	/s/ Jennifer M. Hensley
Jennifer M. Hensley
Senior Vice President, Chief Accounting Officer and Controller